                                                                      EXHIBIT 21


                         SUBSIDIARIES OF REGISTRANT


                                              Jurisdiction of Organization
     Name of Subsidiary                             or Incorporation
     ------------------                       ----------------------------

     Key Plastics International L.L.C                   Michigan

     Key Plastics Automotive L.L.C                      Michigan

     Key Plastics Technology,  L.L.C                    Michigan

     Key Mexico A, L.L.C.                               Michigan

     Key Mexico B, L.L.C.                               Michigan

     Key Plastics de Mexico S.A. del. C.V.              Mexico

     Key Plastics de Mexico 2 S.A. del. C.V.            Mexico

     Materias Plastics, S.A.                            Portugal

     Key Plastics, U.K.                               United Kingdom

     Clearplas, Ltd.                                  United Kingdom

                                                                      EXHIBIT 21


                         SUBSIDIARIES OF REGISTRANT


                                              Jurisdiction of Organization
     Name of Subsidiary                             or Incorporation
     ------------------                       ----------------------------

     Key Plastics International L.L.C                   Michigan

     Key Plastics Automotive L.L.C                      Michigan

     Key Plastics Technology,  L.L.C                    Michigan

     Key Mexico A, L.L.C.                               Michigan

     Key Mexico B, L.L.C.                               Michigan

     Key Plastics de Mexico S.A. del. C.V.              Mexico

     Key Plastics de Mexico 2 S.A. del. C.V.            Mexico

     Materias Plastics, S.A.                            Portugal

     Key Plastics, U.K.                              United Kingdom

     Clearplas, Ltd.                                 United Kingdom